EXHIBIT 4.3

WARRANT AGREEMENT

     This Warrant Agreement (this “Agreement”), dated as of April 17, 2003, is by and between QuadraMed Corporation, a Delaware corporation (the “Company”), and The Bank of New York, as warrant agent (the “Warrant Agent”).

Recitals

     A.     The Company has entered into a Purchase Agreement of even date herewith (the “Purchase Agreement”) with the Purchasers (as defined in the Purchase Agreement). The Company proposes to issue and sell to the Purchasers, in accordance with the terms and conditions set forth in the Purchase Agreement, an aggregate of $71,000,000 in principal amount of its Notes (as defined in the Purchase Agreement), and warrants (the “Warrants”) evidenced by warrant certificates (the “Warrant Certificates”) representing the right to purchase up to 11,303,842 shares of the common stock, par value $0.01 per share (the “Common Stock”), of the Company, Warrants representing the right to purchase an additional 2,047,978 shares of Common Stock under certain circumstances described in the Registration Rights Agreement (as defined in the Purchase Agreement) and Warrants representing the right of Philadelphia Brokerage Corporation (“PBC”) to purchase 282,596 shares of Common Stock. The Notes will be issued under an indenture of even date herewith (the “Indenture”), between the Company and The Bank of New York, as trustee.

     B.     The Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced.

Agreement

     In consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
ISSUANCE OF WARRANTS AND EXECUTION AND
DELIVERY OF WARRANT CERTIFICATES

Section 1.1 Issuance of Warrants. Warrant Certificates evidencing the right, subject to the provisions contained herein and therein, to purchase an aggregate amount not exceeding 13,634,416 shares of Common Stock may be executed by the Company and delivered to the Warrant Agent upon the execution of this Agreement or from time to time thereafter. Each Warrant Certificate shall evidence one or more Warrants, and each Warrant shall represent the right, subject to the provisions contained herein and therein, to purchase one share of Common Stock (each a “Warrant Share” and collectively, the “Warrant Shares”). The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Company, countersign the Warrant Certificates and shall deliver such Warrant Certificates to or upon the order of the Company. Initially, the Warrant Agent shall issue Warrant Certificates representing 11,303,842 Warrants to the Purchasers and a Warrant Certificate representing 282,596 Warrants to PBC. Subsequent to such original issuance of the Warrant Certificates and except for (i) written instructions from the Company to issue Warrant Certificates to the Purchasers for an additional 2,047,978 Warrants pursuant to the Purchase Agreement (the “Penalty Warrants”) and (ii) the circumstances described in the immediately following sentence, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates or in connection with their transfer, as hereinafter provided or as provided in Section 2.3(c) hereof. In the event that the Company issues any stock options to management on or within 90 days after April 16, 2003, or issues any shares of Common Stock as part of a settlement of any pending lawsuit to which the Company is a party as of the date hereof, (x) the Company will issue to the Purchasers additional Warrants to purchase Common Stock in such amount as is necessary for the percentage of Warrant Shares held by the Purchasers immediately prior to such issuance (on a fully-exercised basis) to equal the percentage of Warrant Shares held by the Purchasers immediately after such issuance (on a fully-exercised basis), and (y) if the Company is required to issue Penalty Warrants pursuant to the Purchase Agreement, the number of Penalty Warrants to be issued will be increased by the number equal to 5% of the sum of (i) the number of additional Warrants issued under clause (x) hereof, and (ii) such number of stock options issued within such 90-day period or such number of shares issued in settlement of any such lawsuit.

Section 1.2 Execution and Delivery of Warrant Certificates.

(a) Each Warrant Certificate, whenever issued, shall be in registered form substantially in the form set forth in Exhibit A hereto, shall be dated the date of its issuance and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement. The Warrants will be offered and sold in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) or Regulation D promulgated thereunder, and may be evidenced initially in the form of one or more permanent global Warrants (each, a “Global Warrant”) evidenced by a Warrant Certificate in definitive, fully registered form, substantially in the form set forth in Exhibit A hereto (each, a “Global Warrant Certificate”), deposited with the Warrant Agent, as custodian for The Depository Trust Company, as depositary, or any successors or assigns thereof (the “Depositary”) and registered in the name of a nominee of the Depositary, duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided. The aggregate amount of a Global Warrant may from time to time be increased or decreased by adjustments made on the records of the Warrant Agent, as custodian for the Depositary or its nominee, as hereinafter provided. The Warrant Certificates shall be signed on behalf of the Company by any of its Chief Executive Officer, its President, one of its Vice Presidents, its Treasurer or one of its Assistant Treasurers under its corporate seal and attested by its Secretary or one of its Assistant Secretaries. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

(b) No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

(c) In case any officer of the Company who has signed any of the Warrant Certificates either manually or by facsimile signature ceases to be such officer before the Warrant Certificates so signed have been countersigned and delivered by the Warrant Agent, such Warrant Certificates shall be countersigned and delivered with the same effect as if such person who signed such Warrant Certificates had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, is a proper officer of the Company, although at the date of the execution of this Agreement such person was not such an officer.

(d) The term “Warrant Holder” shall mean any person who is a registered holder of a Warrant Certificate, registered upon the books maintained by the Warrant Agent with respect to the Warrants.

(e) Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

ARTICLE 2
WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

Section 2.1 Warrant Price. Each Warrant shall have an exercise price of $0.01 per share (the “Warrant Price”) of each underlying Warrant Share. The number of Warrant Shares is subject to adjustment under certain circumstances as provided in Article 5 hereof.

Section 2.2 Duration of Warrants. Each Warrant may be exercised in whole at any time on or after the date hereof and at or before 5:00 p.m. New York time on April , 2008 (the “Expiration Date”). Each Warrant not exercised at or before 5:00 p.m. New York time on the Expiration Date shall become void, and all rights of each Warrant Holder under this Agreement shall cease.

Section 2.3 Exercise of Warrants.

(a) During the period specified in Section 2.2 hereof, any whole number of Warrants may be exercised by providing certain information set forth on the reverse side of the respective Warrant Certificate and by paying in full, in lawful money of the United

States in cash, in each case, in immediately available funds, the Warrant Price for each Warrant exercised, to the Warrant Agent at The Bank of New York, Corporate Trust Administration Department, 101 Barclay Street, Floor 8 West, New York, New York, 10286; provided, however, that such exercise is subject to receipt by the Warrant Agent, within three business days of such payment, of the Warrant Certificate with the form of election to purchase Warrant Shares set forth on the reverse side of the Warrant Certificate properly completed and duly executed. The later of the date on which payment in full of the Warrant Price is received by the Warrant Agent or the date of receipt of the Warrant Certificate as aforesaid, shall be deemed to be the date on which such Warrant is exercised (the “Exercise Date”). The Warrant Agent shall deposit all funds received by it with respect to payment of the Warrant Price in an account in the name of the Company and shall notify the Company by telephone at the end of each day on which a payment for the exercise of Warrants is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephone notice to the Company in writing.

(b) The Warrant Agent shall, as promptly as practicable after the exercise of any Warrants, advise the Company of (i) the number of Warrants exercised, (ii) the instructions of each Warrant Holder with respect to delivery of the Warrant Shares to which such Warrant Holder is entitled upon such exercise, (iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise and (iv) such other information as the Company shall reasonably require.

(c) As soon as practicable after the exercise of any Warrant, the Company shall issue, in authorized denominations to or upon the order of the Warrant Holder, certificates evidencing the total number of whole shares of the Warrant Shares to which such Warrant Holder is entitled in fully registered form, registered in such name or names as may be directed by such Warrant Holder; provided that upon any such exercise no Warrant Holder shall be entitled to sell or transfer its Warrant Shares at any time unless, at the time of such sale or transfer, (i) a registration statement under the Securities Act covering the offer and sale of the Warrant Shares has been filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”), and no stop order suspending the effectiveness of such registration statement has been issued by the SEC or (ii) the offer and sale of the Warrant Shares by the Warrant Holder are exempt from registration under the Securities Act and the holder of the Warrants, if so requested by the Company, has delivered to the Company an opinion of counsel to such effect. Such certificate or certificates evidencing the Warrant Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Warrant Shares as of the close of business on the Exercise Date. In the event a Warrant represents the right to a fractional Warrant Share as a result of adjustments under Article 5 hereof, no fractional Warrant Shares shall be issued upon exercise of any Warrant. If more than one Warrant shall be presented for exercise in full at the same time by the same Warrant Holder, the number of full Warrant Shares that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. For each fractional Warrant Share that would otherwise be issued, the Company shall pay by Company check in an amount equal to such fraction multiplied by the closing sales price of the Warrant Shares on the principal national securities exchange on which they are listed or as quoted on an automated over-the-counter trading market on the business day immediately preceding the Exercise Date (the “Closing Price”). If fewer than all of the Warrants evidenced by such Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, a new Warrant Certificate evidencing the number of such Warrants remaining unexercised.

(d) In addition to the rights of the Warrant Holder set forth herein, during the period specified in Section 2.2 hereof, in lieu of paying the Exercise Price in cash, the Warrant Holder shall have the right, by delivering to the Warrant Agent a Warrant Certificate with the form of election to purchase Warrant Shares set forth on the reverse side of the Warrant Certificate properly completed and duly executed and by otherwise complying with the terms of this Agreement, to exercise any Warrant in a cashless exercise for the number of shares of Warrant Shares determined in accordance with the following formula:

( M - E )
N	=		x	W
M

       where:

N	=	the actual number of shares of Warrant Shares to be issued upon such cashless exercise of the applicable Warrant;

M	=	the Closing Price;

E	=	the Warrant Price; and

W	=	the number of Warrant Shares with respect to which the Warrant Holder is exercising the applicable Warrant.

If there is no listed or quoted price available for the Common Stock of the Company on any date, the Closing Price shall be determined in good faith by the Board of Directors of the Company and certified in a board resolution.

(e) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Shares; and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Shares until such tax or other charge shall have been paid or it has been established to the Company’s satisfaction that no such tax or other charge is due.

Section 2.4 Legends.

(a) Except as provided in Section 4.5 hereof, each Warrant Certificate, and each Warrant Share issued upon exercise of the Warrants, shall bear a legend (the “Private Placement Legend”) in substantially the following form:

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER STATING THAT SUCH OFFER, SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF APRIL 17, 2003, BY AND AMONG THE COMPANY AND THE PERSONS LISTED ON THE SIGNATURE PAGES THERETO (THE “REGISTRATION RIGHTS AGREEMENT”).”

(b)	The Global Warrant Certificate shall also bear the following legend:

UNLESS THIS WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY WARRANT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITARY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 4 OF THE WARRANT AGREEMENT.

ARTICLE 3
OTHER PROVISIONS RELATING TO
RIGHTS OF HOLDERS OF WARRANT CERTIFICATES

Section 3.1 No Rights as Warrant Security Holder Conferred by Warrants or Warrant Certificates. No Warrant Certificate or Warrant evidenced thereby shall entitle a Warrant Holder to any of the rights of a holder of Warrant Shares, either at law or equity, and the rights of each Warrant Holder are limited to those rights expressly provided in this Agreement and in the Warrant Certificates.

Section 3.2 Lost, Stolen, Mutilated or Destroyed Warrant Certificates. Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it from a Warrant Holder of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity reasonably satisfactory to the Warrant Agent, and, in the case of mutilation, upon surrender of such Warrant Certificate to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section 3.2, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

ARTICLE 4
EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES

Section 4.1 Exchange and Transfer of Warrant Certificates. A Warrant Holder may sell, assign, pledge or otherwise transfer its Warrant Certificate or Warrants evidenced thereby, in whole or in part, upon effective registration of the Warrant Shares underlying such Warrants or upon receipt by the Company of an opinion of counsel that such transfer may be effected pursuant to an applicable exemption. Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants or the transfer thereof may be registered in whole or in part; provided, however, that such other Warrant Certificates evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. Whenever any Warrant Certificates are so surrendered for exchange or registration of transfer an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company, as so requested. The Warrant Agent shall not be required to effect any exchange or registration of transfer that will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant. All Warrant Certificates issued upon any exchange or registration of transfer of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such exchange or registration of transfer. No service charge shall be made for any transfer or exchange of Warrant Certificates or any issuance of Warrant Certificates in connection with a separation from the Notes, but the Company may require payment of a sum sufficient to cover any stamp or other governmental charge or tax that may be imposed in connection with any such transfer or exchange.

Section 4.2 Books and Records. The Warrant Agent shall keep at its corporate trust office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates, upon surrender of the Warrant Certificates to the Warrant Agent at its corporate trust office for exchange or registration of transfer, properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer of Warrant Certificates but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer.

Section 4.3 Treatment of Holders of Warrant Certificates. Every holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company, the Warrant Agent and with every subsequent holder of such Warrant Certificate that until the transfer of the Warrant Certificate is registered on the books of the Warrant Agent, the Company and the Warrant Agent may treat the registered holder as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

Section 4.4 Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for exchange, transfer or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange or in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of cancelled Warrant Certificates in a manner satisfactory to the Company.

Section 4.5 Book-Entry Provisions for Global Warrants.

(a) The Global Warrant Certificate initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Warrant Agent as custodian for the Depositary and (iii) bear legends as set forth in Sections 2.4(a) and (b) hereof.

(b) Transfers of the Global Warrant Certificate shall be limited to transfers of such Global Warrant Certificate in whole, but not in part, to the Depositary, its successors or their respective nominees. Beneficial interests in the Global Warrant may be transferred in accordance with the applicable rules and procedures of the Depositary. In addition, physical warrants in substantially the form set forth in Exhibit A hereto (“Physical Warrant Certificates”), evidencing physical warrants (the “Physical Warrants”), shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Warrant if (i) the Depositary notifies the Company that it is unwilling or unable to continue as, or ceases to be, a “Clearing Agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a successor depositary registered as a “Clearing Agency” under Section 17 of the Exchange Act is not appointed by the Company within 90 days of such notice or (ii) an Event of Default (as defined in the Indenture) has occurred and is continuing and the Warrant Agent has received a request from the Depositary.

(c) In connection with any transfer of a beneficial interest in any Global Warrant to a transferee receiving Physical Warrants pursuant to Section 4.5(b) hereof, the Warrant Agent shall reflect on its books and records the date and a decrease in the aggregate amount of such Global Warrant in an amount equal to the aggregate amount of the beneficial interest in such Global Warrant to be transferred, and the Company shall execute, and the Warrant Agent shall countersign and deliver, one or more Physical Warrant Certificates of like tenor and amount.

(d) In connection with the transfer of an entire Global Warrant to beneficial owners pursuant to Section 4.5(b) hereof, such Global Warrant shall be deemed to be surrendered to the Warrant Agent for cancellation, and the Company shall execute, and the Warrant Agent shall countersign and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Warrant, an equal aggregate amount of Physical Warrant Certificates of authorized denominations.

(e) Any Physical Warrant Certificates delivered in exchange for an interest in the Global Warrant pursuant to Sections 4.5(b), (c) or (d) hereof shall, except as otherwise provided by Section 4.6(c) hereof, bear the legends regarding transfer restrictions applicable to the Physical Warrant set forth in Sections 2.4(a) and (b) hereof.

(f) The registered holder of a Global Warrant may grant proxies and otherwise authorize any person, including Agent Members (as defined in certain regulations of the Depositary) and persons that may hold interests through Agent Members, to take any action that a Warrant holder is entitled to take under this Agreement or the Warrants.

Section 4.6 Special Transfer Provisions.

(a) Transfers to QIBs. If the Warrant to be transferred consists of Physical Warrants, the Warrant Agent shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Warrant stating, or has otherwise advised the Company and the Warrant Agent in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Warrant stating, or has otherwise advised the Company and the Warrant Agent in writing, that it is purchasing the Warrant for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

(b) Private Placement Legend. Upon the transfer, exchange or replacement of Warrant Certificates not bearing the Private Placement Legend, the Warrant Agent shall deliver Warrant Certificates that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Warrant Certificates bearing the Private Placement Legend, the Warrant Agent shall deliver only Warrant Certificates that bear the Private Placement Legend unless there is delivered to the Warrant Agent an opinion of counsel reasonably satisfactory to the Company and the Warrant Agent to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(c) General. The provisions hereof shall be qualified in their entirety by any applicable securities laws of the United States and any other applicable jurisdiction and by the procedures of any applicable clearing agency, in each case as in effect from time to time, and all such laws and clearing procedures shall be deemed to be incorporated herein by reference. By its acceptance of any Warrant Certificate bearing the Private Placement Legend, each holder of such a Warrant Certificate shall be deemed to acknowledge the restrictions on transfer of such Warrant Certificate set forth in this Agreement and in the Private Placement Legend and agrees that it will transfer such Warrant Certificate only as provided in this Agreement. The Warrant Agent shall not register a transfer of any Warrant Certificate unless such transfer complies with the restrictions on transfer of such Warrant Certificate set forth in this Agreement. In connection with any transfer of Warrant Certificates, each Warrant Holder agrees by its acceptance of the Warrant Certificates to furnish the Warrant Agent or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Warrant Agent shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

ARTICLE 5
ADJUSTMENTS

Section 5.1 Consolidation, Merger or Sale of Assets. In the event the Company consolidates with, merges with or into, or sells all or substantially all of its property and assets to another entity, and in connection therewith, consideration to the holders of shares of Common Stock in exchange for their shares is (a) not payable solely in cash, each Warrant thereafter shall entitle the holder thereof to receive (upon exercise of the Warrant) the number of shares of capital stock or other securities or property that the holder of any shares of Common Stock is entitled to receive upon completion of such consolidation, merger or sale of assets (the “Merger Consideration”) or (b) payable solely in cash (“Cash Payment”), or in the event of the dissolution, liquidation or winding-up of the Company, then the holders of the Warrants shall receive distributions on an equal basis with the holders of shares of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Warrant Price. Upon receipt of the Merger Consideration or Cash Payment, if any, the Warrants will expire and the rights of the holders thereof will cease.

In the event a Warrant Holder is entitled, pursuant to the provisions of this Section 5.1, to receive the Merger Consideration or a Cash Payment as a result of any consolidation, merger or sale of assets, the surviving or acquiring entity, and in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit promptly with the Warrant Agent the Merger Consideration, Cash Payment or funds, as the case may be, necessary to pay the holders of the Warrants. After such Merger Consideration, Cash Payment or funds, as the case may be, and the surrendered Warrant Certificates are received, the Warrant Agent shall make appropriate distribution of the Merger Consideration, Cash Payment or funds, as the case may be, to such person or persons as it may be directed in writing by the holders surrendering such Warrants.

Section 5.2 Reclassification. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the Warrant Shares into the same or a different number of securities of any other class or classes, this Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the Warrant Shares that were subject to the subdivision, combination, reclassification or other change.

Section 5.3 Split, Subdivision or Combination of Shares. If the Company at any time shall split or subdivide the applicable Warrant Shares, the Warrant Price shall be proportionately decreased and the number of shares issuable pursuant to this Agreement shall be proportionately increased. If the Company at any time shall combine or reverse split the applicable Warrant Shares, the Warrant Price shall be proportionately increased and the number of shares issuable pursuant to this Agreement shall be proportionately decreased.

Section 5.4 Stock Dividends. If the Company at any time shall pay a dividend payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend. The Warrant Holder shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares of the applicable Warrant Shares (calculated to the nearest whole share) obtained by multiplying (x) the Warrant Price in effect immediately prior to such adjustment by (y) the number of shares of the applicable Warrant Shares issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

Section 5.5 Reservation of Warrant Shares. The Company shall at all times reserve and keep available, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of Warrants, the maximum number of shares of Common Stock that may then be deliverable upon the exercise of all outstanding Warrants.

The Company or the transfer agent for the Common Stock (the “Transfer Agent”) and every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company shall keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available to the Warrant Agent any cash that may be payable as provided in Section 2.3(c) hereof. The Company shall furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each holder pursuant to Article 5 hereof.

The Company covenants that all Warrant Shares that may be issued upon exercise of Warrants will be, upon payment of the Exercise Price and issuance thereof, duly and validly issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

Section 5.6 Obtaining Stock Exchange Listings. The Company shall from time to time take all action necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges, interdealer quotation systems and markets, if any, on which any shares of Common Stock are then listed or quoted.

ARTICLE 6
THE WARRANT AGENT

Section 6.1 Warrant Agent. The Company hereby appoints The Bank of New York, as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates, upon the terms and subject to the conditions herein set forth; and The Bank of New York hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in this Agreement and in the Warrant Certificates and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

Section 6.2 Conditions of Warrant Agent’s Obligations. The Warrant Agent hereby accepts and agrees to its obligations set forth herein upon the terms and conditions hereof, including, without limitation, each of the following, by all of which the Company and each Warrant Holder, by acceptance of its respective Warrants, shall be bound:

(a) The Company agrees to promptly pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including attorneys’ fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability, claim, damage or expense incurred, without negligence or willful misconduct on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder, as well as the costs and expenses of defending against any claim of such liability.

(b) In acting under this Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation, fiduciary or otherwise, or relationship of agency or trust for or with any of the Warrant Holders or beneficial owners of Warrants.

(c) The Warrant Agent may consult at any time with counsel satisfactory to it and the Warrant Agent shall incur no liability to the Company or any Warrant Holder, in respect of any action taken in good faith reliance on the advice of such counsel; provided, however, that the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

(d) The Warrant Agent shall incur no liability for or in respect of any action taken by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document (whether in original or facsimile form) reasonably believed by it to be genuine and to have been presented or signed by the proper party or parties.

(e) The Warrant Agent, and its officers, directors and employees, may become the owners of, or acquire an interest in, the Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of Warrant Holders or holders of other obligations of the Company as freely as if it were not the Warrant Agent hereunder.

(f) The Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

(g) The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or any of the Warrant Certificates.

(h) The Warrant Agent shall not be responsible for any of the recitals or representations contained herein or in the Warrant Certificates (except as to the Warrant Agent’s countersignature thereon), all of which are made solely by the Company.

(i) The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein and in the Warrant Certificates, and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder that may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.2 hereof, to make any demand upon the Company.

Section 6.3 Resignation and Appointment of Successor.

(a) The Company agrees, for the benefit of the Warrant Holders, that there shall at all times be a Warrant Agent hereunder until all the Warrant Certificates are no longer exercisable.

(b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its resignation shall become effective; provided, however, that such date shall not be less than three months after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (that shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. The obligation of the Company under Section 6.3(a) hereof shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

(c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall file a petition seeking relief under the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or similar law or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered for relief against it under the provisions of the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder.

(d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

(e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its corporate trust assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

ARTICLE 7
MISCELLANEOUS

Section 7.1 Amendment. This Agreement may be amended by the parties hereto, without the consent of any Warrant Holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided, however, that such action shall not materially and adversely affect the interests of the Warrant Holders. With the consent of the Warrant Holders holding not less than a majority in number of the then outstanding unexercised Warrants affected, the Company and the Warrant Agent may modify or amend any other term of this Agreement; provided, however, that no such modification or amendment may be made without the consent of the Warrant Holders affected thereby if such proposed amendment would (a) shorten the period of time during which the Warrants may be exercised, (b) otherwise materially and adversely affect the exercise rights of the Warrant Holders or (c) reduce the number of outstanding Warrants.

Section 7.2 Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by a Warrant Holder pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

Section 7.3 Addresses. Any communication from the Company to the Warrant Agent with respect to this Agreement shall be addressed to The Bank of New York, Corporate Trust Administration Department, 101 Barclay Street, Floor 8 West, New York, New York, 10286, and any communication from the Warrant Agent to the Company with respect to this Agreement shall be addressed to QuadraMed Corporation, 12110 Sunset Hills Road, Reston, Virginia 20190, Attention: General Counsel (or such other address as shall be specified in writing by the Warrant Agent or by the Company).

Section 7.4 Applicable Law. The validity, interpretation and performance of this Agreement and each Warrant Certificate issued hereunder and of the respective terms and provisions thereof shall be governed by and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

Section 7.5 Persons Having Rights under Agreement. Nothing in this Agreement shall give to any person other than the Company, the Warrant Agent and the Warrant Holders any right, remedy or claim under or by reason of this Agreement.

Section 7.6 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, and which shall together constitute but one and the same instrument.

Section 7.8 Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by any Warrant Holder. The Warrant Agent may require a Warrant Holder to submit its Warrant Certificate for inspection prior to providing such Warrant Holder with a copy of this Agreement for inspection.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and all as of the day and year first above written.

QUADRAMED CORPORATION

By:

Name:

Title:

THE BANK OF NEW YORK

By:

Name:

Title:

Exhibit A

(FORM OF WARRANT CERTIFICATE)
[Face of Warrant Certificate]

Exercisable Only if Countersigned by the Warrant Agent as Provided Herein

QUADRAMED CORPORATION
WARRANTS TO PURCHASE
SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE

Void After 5:00 p.m. New York Time on April 17, 2008

[No. ]	Warrants

          This certifies that [               ] or its registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such owner to purchase, at any time after issuance, and on or before 5:00 p.m. New York time on April 17, 2008, one share of common stock, par value $0.01 per share (the “Warrant Shares”), of QuadraMed Corporation, a Delaware corporation (the “Company”) to be issued for the exercise price of $0.01 per share (the “Warrant Price”) for each Warrant.

          This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of April 17, 2003, (the “Warrant Agreement”) by and between the Company and The Bank of New York (the “Warrant Agent”) and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent.

          The holder hereof may exercise the Warrants evidenced hereby by (a) providing certain information set forth on the back hereof (b) (i) paying in full, in lawful money of the United States in cash, in each case, in immediately available funds, the Warrant Price for each Warrant exercised to the Warrant Agent or (ii) a cashless exercise using the formula set forth in Section 2.3(d) of the Warrant Agreement and (c) by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of Warrant Agent, or its successors as warrant agent, currently at the address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

          Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Shares in registered form. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised. The Company shall not be required to issue fractional shares of Warrant Shares upon exercise of the Warrants or distribute stock certificates that evidence fractional shares of Warrant Shares. In lieu of fractional Warrant Shares, the Company shall pay to the registered holder of this Warrant Certificate at the time such Warrant Certificate is exercised an amount by company check as determined in accordance with Section 2.3(c) of the Warrant Agreement.

          Transfer of this Warrant Certificate may be registered when this Warrant Certificate is surrendered at the corporate trust office of the Warrant Agent by the registered owner or its assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.

          After countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent for Warrant Shares representing the same aggregate number of Warrants.

          This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of Warrant Shares.

          This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

Dated as of

QUADRAMED CORPORATION

By:

Name: Title:

Attest:

THE BANK OF NEW YORK, as warrant agent

By:

Name: Title:

[Reverse of Warrant Certificate]

[Legend to be included on Global Warrant Certificate]

          UNLESS THIS WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY WARRANT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITARY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 4 OF THE WARRANT AGREEMENT.

[Private Placement Legend]

          THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER STATING THAT SUCH OFFER, SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

          THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF APRIL 17, 2003, BY AND AMONG THE COMPANY AND THE PERSONS LISTED ON THE SIGNATURE PAGES THERETO (THE “REGISTRATION RIGHTS AGREEMENT”).”

Instructions for Exercise of Warrant

          To exercise the Warrants evidenced hereby, the holder must pay in cash, in immediately available funds, the Warrant Price in full for Warrants exercised to The Bank of New York

corporate trust department [address of Warrant Agent], Attn: [             ], which payment must specify the name of the holder and the number of Warrants exercised by such holder, or the Warrant Holder may exercise the Warrants by cashless exercise as set forth in Section 2.3(d) of the Warrant Agreement. In addition, the holder must complete the information required below and present this Warrant Certificate in person or by mail (registered mail is recommended) to the Warrant Agent at the addresses set forth below. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within three business days of the payment.

To Be Executed Upon Exercise of Warrant

          The undersigned hereby irrevocably:

          [check applicable box]

          [  ] elects to exercise Warrants evidenced by this Warrant Certificate, to purchase          Warrant Shares and represents that the undersigned has tendered payment for such Warrant Shares in cash, in each case, in immediately available funds, to the order of QuadraMed Corporation, c/o [name and address of Warrant Agent], in the amount of [$       ] in accordance with the terms hereof.

          [  ] elects to exercise Warrants evidenced by this Warrant Certificate in a cashless exercise for the number of shares of Warrant Shares determined by using the formula set forth in Section 2.3(d) of the Warrant Agreement.

          The undersigned requests that said Warrant Shares be in fully registered form, registered in such names and delivered as follows:

Name: Address:

          If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered as follows:

Name: Address:

          The undersigned represents that the Warrant Shares are being acquired for the account of the undersigned (or its designee) for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned (or its designee) has no present intention of distributing or reselling such Warrant Shares.

Dated:

Signature:

Name:
(Please Print)

EIN or Social Security Number of Holder

The Warrants evidenced hereby may be exercised at the following addresses:

By hand at: [insert Warrant Agent’s street address]

By mail at: [insert Warrant Agent’s mailing address]

Assignment

(Form of Assignment to be Executed if Holder Desires
to Transfer Warrants Evidenced Hereby)

          For value received,                    hereby sells, assigns and transfers unto

(Please print name and address, including zip code of assignee, and EIN, Social Security Number or other identifying number)

          the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint                 attorney, to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

          In connection with any transfer of the Warrants occurring prior to the date which is the earlier of (i) the date of an effective registration statement or (ii) three years after the later of the original issuance of the Warrants or the last date on which the Warrants were held by an affiliate of the Company, the undersigned confirms, that without utilizing any general solicitation or general advertising:

[check applicable box]

[ ]	(a) the Warrants are being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

[ ]	(b) the Warrants are being transferred other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Warrant Certificate and the Warrant Agreement.

If none of the foregoing boxes is checked, the Warrant Agent shall not be obligated to register the Warrants in the name of any person other than the holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Article 4 of the Warrant Agreement shall have been satisfied.

Dated

Signature

(Signature must conform in all respect to name of holder as specified on the face of this Warrant Certificate and must bear a signature guarantee of a commercial bank or trust company.)

Signature Guaranteed:

TO BE COMPLETED BY PURCHASER IF PARAGRAPH (a) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Warrant for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated

[Signature of Purchaser’s Executive Officer]